UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 15, 2006
RES-CARE, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	0-20372	61-0875371

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky	40223

(Address of principal executive offices)	(Zip code)
(502) 394-2100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 2.02 Results of Operations and Financial Condition
     As disclosed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2006, during the first quarter of 2006, we ceased providing community services in the District of Columbia due to high operating costs and substantial losses resulting from changes in regulatory oversight requirements. In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the withdrawal has been accounted for as discontinued operations. Accordingly, during 2006, the results of our community services in the District of Columbia for all periods presented will be classified as discontinued operations, net of income taxes, in our filed condensed consolidated statements of income.
     In this Current Report on Form 8-K, we have elected to disclose the segment information for each period of 2005, adjusted for the discontinued operations discussed above. Such information has not been audited.

		Job Corps	Employment
	Community	Training	Training	All	Consolidated
	Services	Services	Services	Other	Totals
	(Dollars in thousands)
Three months ended:

March 31, 2005
Revenues	$202,878	$37,295	$12,655	$1,663	$254,491
Operating income	20,573	3,984	1,216	(11,041)	14,732
Depreciation and amortization	1,959	—	27	1,297	3,283

June 30, 2005
Revenues	$209,642	$37,677	$16,059	$2,356	$265,734
Operating income	22,136	3,999	1,486	(10,998)	16,623
Depreciation and amortization	2,035	—	26	1,292	3,353

September 30, 2005
Revenues	$218,457	$39,240	$16,440	$1,643	$275,780
Operating income	23,714	4,316	1,460	(12,158)	17,332
Depreciation and amortization	2,167	—	26	1,344	3,537

December 31, 2005
Revenues	$218,514	$38,537	$19,321	$1,429	$277,801
Operating income	24,667	4,123	1,541	(24,687)	5,644
Depreciation and amortization	2,072	—	26	1,403	3,501

Twelve Months Ended December 31, 2005:
Revenues	$849,491	$152,749	$64,475	$7,091	$1,073,806
Operating income	91,090	16,422	5,703	(58,884)	54,331
Depreciation and amortization	8,233	—	105	5,336	13,674

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.
Date:	June 15, 2006	By:	/s/ Ronald G. Geary

Ronald G. Geary Chairman, CEO and President